EXHIBIT 10.3

                         NET PROFITS INTEREST BONUS PLAN
                         -------------------------------
                                                                   As Amended on
                                                                9/19/96, 7/24/97
                                                                     and 1/28/99


         The Net Profits Interest Bonus Plan of St. Mary Parish Land Company shall function as follows:

         1. Each year the Board of Directors of the Company shall designate the key employees of the Company eligible to participate in the Net Profits Interest Bonus Plan with respect to that calendar year. It is anticipated that such participants shall be more senior employees and fewer in number than the designated participants in the Company's Cash Bonus Plan.

         2. Participants in the Net Profits Interest Bonus Plan shall receive a net profits interest in the Company's interest in oil and gas wells completed, plugged or abandoned or acquired by the Company during the calendar year (the "Plan Year"). The aggregate amount of such net profits interest of all participants for such Plan Year shall be ten percent which interest shall apply after recovery by the Company from such wells of one hundred percent of all costs incurred by it with respect thereto, including but not limited to land, geological and geophysical costs but excluding (except as described in paragraph 4 below) interest, and such net profits interest shall increase to an aggregate of twenty percent from and after such time as the Company has recovered two hundred percent of all such costs. For purposes of the foregoing calculations, such wells shall be accounted for as a single pool (effective January 1, 1999 except as described in paragraph 4 below). In determining net profits, any recompletion, workover or similar expenditures for wells shall be charged against the revenues of such wells, as well as direct lease operating expenses, production taxes and overhead as determined solely by COPAS charges in the relative areas.

         3. Each key employee participating in the Net Profits Interest Bonus Plan with respect to a Plan Year shall be allocated a portion of the net profits interest for such Plan Year in proportion to his or her weighted base salary received during such Year relative to the weighted base salary received by all participants during such Plan Year. The weighted base salary of the President and of the Executive Vice-Presidents of the Company shall be one hundred percent of their base salaries received during such Plan Year and of all other participants shall be two-thirds thereof; provided, however, that a reduced participation rate may be established by the Board of Directors for certain key employees whose duties involve them in only a portion of the Company's activities.

                                      -1C-

         4.  The  Board  of  Directors,  in  its  discretion,   may  consider  a
significant acquisition or a multi-year project to be accounted for as a separate pool with respect to the Net Profits Interest Bonus Plan as follows:

                  (a) If the total costs incurred is greater than 75% of the average annual aggregate cost during the current year and the preceding two calendar years, the net profits interest of the participants with respect to such large acquisition or multi-year project shall be a portion of the ten percent and twenty percent amounts set forth in paragraph 2 above equal to such percentages multiplied by a fraction of which the numerator is 75 percent and the denominator is the percentage which the cost of such acquisition or multi-year project is of the average annual aggregate costs expended by the Company for all other oil and gas wells during such year and during the preceding two calendar years (but exclusive of the foregoing and any other projects designated as separate pools); and

                  (b) Recovery of the Company's costs of such large acquisition or multi-year project shall include interest thereon calculated at the prime rate in effect from time to time;

                  (c) Notwithstanding the provisions of paragraph 3 above, participants in the Net Profits Interest Bonus Plan with respect to such large acquisition shall be allocated a portion of the net profits interest with respect thereto based upon their weighted base salaries for the calendar year such large acquisition closed. The net profits interest in a multi-year project shall be allocated among the participants in the Net Profits Interest Bonus Plan for the calendar years in which the costs for such project are incurred until the project is deemed to be substantially complete on the basis of their weighted base salaries during such years;

                  (d) A  transaction  in  which  the  Company  acquires  another company, or is acquired or merges, or otherwise acquires what is considered by the Compensation Committee of the Board of Directors of the Company another oil and gas business (in which event the
         Compensation Committee shall determine what other incentive compensation is appropriate, if any), as contrasted with what is considered a more customary acquisition of oil and gas properties, shall not constitute the acquisition of an oil and gas well project subject to the Net Profits Interest Bonus Plan.

                                      -2C-

         5. Subject to the Plan Year buyout provision of paragraph 9, the right to a portion of a net profits interest of a designated participant in the Net Profits Interest Bonus Plan shall vest in full in such participant on December 31 of the calendar year for which his or her participation is designated, provided that the participant's employment by the Company did not terminate prior to that date for reasons other than retirement or death. Termination of a participant's employment by the Company subsequent to that time shall not affect his or her right to a portion of such net profits interest.

         6. Mining projects of the Company shall be accounted for as a separate pool for purposes of the Net Profits Interest Bonus Plan and the net profits interests with respect thereto. The Board of Directors of the Company may determine that employees of the Company whose time is primarily devoted to mining projects shall not participate under the Net Profits Interest Bonus Plan in net profits interests in oil and gas project pools and conversely with respect to employees whose time is primarily devoted to oil and gas projects and net profits interests in mining projects.

         7. Allocations or payments to participants under the Net Profits Interest Bonus Plan shall not be deemed to constitute compensation of any nature for purposes of any other compensation, retirement or other benefit plan of the Company. To the extent that any such other plan contains provisions contrary to the foregoing sentence, such other plan shall be deemed to be amended to conform to the foregoing sentence.

         8. Net profits interests allocated under the Net Profits Interest Bonus Plan shall not constitute for the participants therein the ownership of real property interests in the mineral properties of the Company. Rather such net profits interests shall constitute solely a right to receive payments from the Company, or from a fund or trust established by the Company for that purpose, the amount of which shall be determined by such net profits interests and the Net Profits Interest Bonus Plan.

                                      -3C-

         9. Payments to participants under the Net Profits Interest Bonus Plan shall be made annually, or more frequently as determined by the Company. The right to payments under the Net Profits Interest Bonus Plan shall not be subject to voluntary or involuntary assignment by any participant thereunder other than upon death pursuant to the laws of descent and distribution. The Company shall have the right at any time or from time to time to acquire the rights of all participants in any Plan Year if the participants holding no less than two-thirds of that Plan Year's interests have agreed in writing to the terms and conditions of a buy-out of that Plan Year.

         10. All matters with respect to the interpretation and application of the Net Profits Interest Bonus Plan shall be conclusively determined by the Compensation Committee of the Board of Directors of the Company.

         11. The Net Profits Interest Bonus Plan may be terminated or modified prospectively at any time by the Board of Directors. Nothing contained in the Net Profits Interest Bonus Plan shall constitute a contract, express or implied, or any other type of obligation with respect to the employment or the continued employment by the Company of any person.

                                      -4C-